UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LONGDUODUO COMPANY LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Nevada	37-2018431
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

419, Floor 4, Comprehensive Building
Second Light Hospital, Ordos Street
Yuquan District, Hohhot
Inner Mongolia, P.R. China 010000

(Address of Principal Executive Offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d) or (e), check the following box. ☒

If the form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-260951

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The Common Stock is described in the Section titled “Description of Capital Stock: Common Stock” included in the Registration Statement on Form S-1 filed on November 10, 2021 (File No. 333-260951). That description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit
3.1(a)	Articles of Incorporation - filed as exhibit 3.1 to the Registration Statement on Form S-1 filed on November 10, 2021 (File No. 333-260951) and incorporated herein by reference.

3.1(b)	Certificate of Change Pursuant to NRS 78.209 filed on September 21, 2023 – filed as an Exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2023 and incorporated herein by reference.

3.2	Bylaws- filed as exhibit 3.2 to the Registration Statement on Form S-1 filed on November 10, 2021 (File No. 333-260951) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

Date: November 27, 2023	LONGDUODUO COMPANY LIMITED

	By:	/s/ Zhou Hongxiao
	Name:	Zhou Hongxiao
	Title:	Chief Executive Officer

EXHIBIT INDEX

3.1(a)	Articles of Incorporation - filed as exhibit 3.1 to the Registration Statement on Form S-1 filed on November 10, 2021 (File No. 333-260951) and incorporated herein by reference.

3.1(b)	Certificate of Change Pursuant to NRS 78.209 filed on September 21, 2023 – filed as an Exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2023 and incorporated herein by reference.

3.2	Bylaws- filed as exhibit 3.2 to the Registration Statement on Form S-1 filed on November 10, 2021 (File No. 333-260951) and incorporated herein by reference.

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